Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Gabby Nelson	Hunter Saklad
(763) 551-7460	(763) 551-7498
gabby.nelson@selectcomfort.com	investorrelations@selectcomfort.com

SELECT COMFORT ANNOUNCES FIRST QUARTER 2011 RESULTS
Reports Record First Quarter Net Income per Share of $0.30; Company-owned Comparable Sales Up 26 Percent; Increases 2011 Earnings Guidance to $0.85 to $0.93 per Share

MINNEAPOLIS – (April 20, 2011) – Select Comfort Corporation (NASDAQ: SCSS) today reported first-quarter results for the period ended April 2, 2011. Net sales for the quarter totaled $193 million, compared to $158 million in the first quarter of 2010, a year-over-year increase of 22 percent on company-owned comparable sales growth of 26 percent. The company reported first-quarter net income of $16.6 million, or $0.30 per diluted share, compared to net income of $7.8 million, or $0.14 per diluted share, in the prior-year period – representing a 114 percent year-over-year improvement in earnings per diluted share.

“Our first quarter performance demonstrates the earnings potential of our business when we achieve solid sales growth and increased market share,” said Bill McLaughlin, president and CEO, Select Comfort Corporation. “During the quarter, we remained focused on leveraging our core business, executing against our growth-driving programs and controlling costs, making solid progress against our goals of profitable growth and margin expansion.”

McLaughlin continued, “The momentum of the first quarter allowed us to advance initiatives designed to continue to broaden awareness and consideration for the Sleep Number brand and enhance customers’ store experience in order to drive long-term growth. We expect our efforts to generate strong earnings growth over the balance of the year as well as provide for continued investment in growth opportunities.”

Select Comfort Announces first Quarter 2011 Results - Page 2 of 9
First Quarter Summary

During the first quarter, net sales increased by 22 percent as compared to the year-ago period. The increase in sales was driven by a company-owned comparable sales growth of 26 percent, with the average sales-per-store over the past 12 months reaching $1.4 million, a 26 percent improvement over the prior-year period. Operating income improved by 86 percent to $26.4 million and operating margin improved 469 basis points to 13.7 percent.

Gross profit margins increased 166 basis points from 62.1 percent in the prior-year period to 63.8 percent in the first quarter of 2011. The increase reflects strong product mix offset somewhat by modest commodity-cost increases.

Sales and marketing costs in the first quarter of 2011 increased by 15 percent to $80.3 million, representing 41.6 percent of net sales. This compares to $70.1 million, or 44.4 percent of net sales in the prior-year period. Media investments in the first quarter totaled $23.7 million, 30 percent higher than a year ago.

General and administrative (G&A) expenses were $15.6 million in the first quarter, or 8.1 percent of net sales. This compares to $13.1 million, or 8.3 percent of net sales, in the year-ago period. In the quarter, G&A expenses included incentive compensation related to strong quarterly earnings performance.

Cash flows from operating activities were $32.2 million in the first quarter as compared to $30.4 million during the same period last year. Capital expenditures increased to $2.7 million, compared to $1.0 million in the year-ago period. As of the end of the quarter, cash and cash equivalents totaled $102 million and the company had no borrowings under its revolving credit agreement.

Fiscal 2011 Outlook

Based on continued solid performance, the company is increasing its fiscal 2011 outlook and now anticipates net income per share in 2011 of between $0.85 and $0.93 per diluted share. The revised outlook assumes stability in consumer-spending patterns, company-owned comparable sales growth in the mid-teens, and net-income growth of approximately 30 to 45 percent for the duration of the year. The company noted that increasing inflationary pressures could adversely impact consumer demand through the balance of the year. The company’s long-term expectation for net-income-per-share growth remains between 15 and 20 percent per year.

Select Comfort Announces first Quarter 2011 Results - Page 3 of 9
The company expects to end 2011 with approximately 380 stores after planned store openings and closings. The company anticipates that total 2011 capital expenditures will be approximately $25 million to $30 million, reflecting a total of 40 to 50 store actions (remodels and relocations), along with continued investments in marketing and information systems.

Conference Call

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. Eastern Time (4 p.m. Central; 2 p.m. Pacific) today. To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Select Comfort website.

A replay will remain available until midnight Central Time, April 29, 2011, by dialing (203) 369-3207. The webcast replay will remain available in the investor relations area of the company’s website for approximately 60 days.

About Select Comfort Corporation

Founded more than 20 years ago and based in Minneapolis, Select Comfort Corporation designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and bedding accessories. SELECT COMFORT® products are sold through its 375 company-owned stores located across the United States; select bedding retailers; direct-marketing operations; and online at www.sleepnumber.com.

Select Comfort Announces first Quarter 2011 Results - Page 4 of 9
Forward-Looking Statements

Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; consumer acceptance of our products, product quality, innovation and brand image; availability of attractive and cost-effective consumer credit options; execution of our retail store distribution strategy, including our ability to cost-effectively close under-performing store locations; our dependence on significant suppliers, and our ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; industry competition; our ability to continue to improve our product line; warranty expenses; risks of pending and potentially unforeseen litigation; increasing government regulations, which have added or will add cost pressures and process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and evolving regulatory standards applicable to data privacy and security; our ability to attract and retain senior leadership and other key employees, including qualified sales professionals; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

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Select Comfort Announces first Quarter 2011 Results - Page 5 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	April 2,	% of	April 3,	% of
	2011	Net Sales	2010	Net Sales

Net sales	$193,068	100.0%	$157,953	100.0%
Cost of sales	69,967	36.2%	59,869	37.9%
Gross profit	123,101	63.8%	98,084	62.1%
Operating expenses:
Sales and marketing	80,271	41.6%	70,092	44.4%
General and administrative	15,623	8.1%	13,149	8.3%
Research and development	731	0.4%	654	0.4%
Asset impairment charges	78	0.0%	-	0.0%
Total operating expenses	96,703	50.1%	83,895	53.1%
Operating income	26,398	13.7%	14,189	9.0%
Interest expense / other	(30)	0.0%	(1,720)	(1.1%)
Income before income taxes	26,368	13.7%	12,469	7.9%
Income tax expense	9,785	5.1%	4,709	3.0%
Net income	$16,583	8.6%	$7,760	4.9%

Net income per share – basic	$0.30		$0.14

Net income per share – diluted	$0.30		$0.14

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	54,726		53,615
Effect of dilutive securities:
Options	714		996
Restricted shares	537		470
Diluted weighted-average shares outstanding	55,977		55,081

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SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except per share amounts)
subject to reclassification

	(unaudited)
	April 2,	January 1,
	2011	2011
Assets
Current assets:
Cash and cash equivalents	$101,882	$76,016
Accounts receivable, net of allowance for doubtful accounts of $351 and $302, respectively	8,750	9,909
Inventories	18,533	19,647
Prepaid expenses	7,386	6,388
Deferred income taxes	4,162	4,297
Other current assets	4,588	652
Total current assets	145,301	116,909

Property and equipment, net	35,899	32,953
Deferred income taxes	14,108	15,965
Other assets	4,287	4,130
Total assets	$199,595	$169,957

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$48,508	$42,025
Customer prepayments	15,524	12,944
Compensation and benefits	18,066	24,857
Taxes and withholding	12,567	5,359
Other current liabilities	13,747	11,671
Total current liabilities	108,412	96,856

Non-current liabilities:
Warranty liabilities	2,532	2,815
Other long-term liabilities	13,019	12,309
Total non-current liabilities	15,551	15,124
Total liabilities	123,963	111,980

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value; 142,500 shares authorized, 55,587 and 55,455 shares issued and outstanding, respectively	556	555
Additional paid-in capital	37,870	36,799
Retained earnings	37,206	20,623
Total shareholders’ equity	75,632	57,977
Total liabilities and shareholders’ equity	$199,595	$169,957

NOTE: In the first quarter of fiscal 2011 we began reporting cash resulting from credit and debit card transactions when received, rather than on an in-transit basis. To maintain consistency and comparability, previously reported amounts have been reclassified to conform to the current-year presentation.

Select Comfort Announces first Quarter 2011 Results - Page 7 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited - in thousands)
subject to reclassification

	Three Months Ended
	April 2,	April 3,
	2011	2010

Cash flows from operating activities:
Net income	$16,583	$7,760
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,162	4,898
Stock-based compensation	1,134	762
Disposals and impairments of assets	78	-
Excess tax benefits from stock-based compensation	(296)	(659)
Deferred income taxes	1,442	(606)
Change in operating assets and liabilities:
Accounts receivable	1,159	813
Inventories	1,114	194
Income taxes	6,531	4,941
Prepaid expenses and other assets	(2,533)	261
Accounts payable	4,181	2,321
Customer prepayments	2,580	7,511
Accrued compensation and benefits	(6,681)	1,579
Other taxes and withholding	1,305	494
Warranty liabilities	(119)	19
Other accruals and liabilities	2,583	74
Net cash provided by operating activities	32,223	30,362

Cash flows from investing activities:
Purchases of property and equipment	(2,744)	(999)
Investments in restricted cash	(2,650)	(4,515)
Net cash used in investing activities	(5,394)	(5,514)

Cash flows from financing activities:
Net decrease in short-term borrowings	(1,119)	(1,486)
Repurchases of common stock	(283)	(1,335)
Proceeds from issuance of common stock	143	19
Excess tax benefits from stock-based compensation	296	659
Debt issuance costs	-	(79)
Net cash used in financing activities	(963)	(2,222)

Increase in cash and cash equivalents	25,866	22,626
Cash and cash equivalents, at beginning of period	76,016	12,184
Cash and cash equivalents, at end of period	$101,882	$34,810

NOTE: To maintain consistency and comparability, certain amounts from previously reported financial statements have been reclassified to conform to the current-year presentation. See Note on page 6.

Select Comfort Announces first Quarter 2011 Results - Page 8 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended
	April 2,	April 3,
	2011	2010

Percent of sales:
Retail	86.6%	83.4%
Direct and E-Commerce	9.3%	11.7%
Wholesale	4.1%	4.9%
Total	100.0%	100.0%

Sales growth rates:
Retail same-store sales	30%	29%
Direct and E-Commerce	(3%)	16%
Company-Controlled comparable sales change	26%	27%
Net closed stores/other	(3%)	(9%)
Total Company-Controlled Channels	23%	19%
Wholesale	4%	(42%)
Total	22%	13%

Stores open:
Beginning of period	386	403
Opened	1	-
Closed	(12)	(4)
End of period	375	399

Other metrics:
Average sales per store ($ in 000's)1	$1,416	$1,123
Average sales per square foot1	$951	$762
Stores > $1 million net sales1	81%	57%
Average mattress sales per mattress unit:
Company-Controlled Channels2	$2,107	$1,953

1Trailing twelve months for stores open at least one year.

2Includes revenue from adjustable foundations which has become a more significant part of the mattress mix. The new definition was adopted in the fourth quarter of fiscal 2010. The prior definition excluded revenue from adjustable foundations.

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SELECT COMFORT CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (EBITDA) as net income plus: income tax expense (benefit), interest expense, depreciation and amortization, stock-based compensation and asset impairments consistent with the definition used in our debt covenant calculations. Management believes EBITDA is a useful indicator of the Company's financial performance.  Our definition of EBITDA may not be comparable to similarly titled definitions used by other companies. The tables below reconcile EBITDA, which is a non-GAAP financial measure, to comparable GAAP financial measures:

	Three Months Ended		Trailing-Twelve Months Ended
	April 2,	April 3,	April 2,	April 3,
	2011	2010	2011	2010

Net income	$16,583	$7,760	$40,390	$46,008
Income tax expense (benefit)	9,785	4,709	23,998	(17,341)
Interest expense	57	1,724	284	5,937
Depreciation and amortization	3,149	3,327	12,834	16,395
Stock-based compensation	1,134	762	4,334	2,977
Asset impairments	78	-	338	308
EBITDA	$30,786	$18,282	$82,178	$54,284

Note -
Our EBITDA calculation is considered a non-GAAP financial measure and is not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP -	generally accepted accounting principles